                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MICRODYNE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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



                             MICRODYNE CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Microdyne Corporation will be held Tuesday, March 21, 1996, at 10:00 a.m. at the Embassy Suites Hotel, 1900 Diagonal Road, Alexandria, Virginia, for the following purposes:

     1.   To elect directors for the ensuing year;

     2. To consider and act upon a proposal to approve an increase in the number of shares reserved for issuance under the amended and restated Microdyne Corporation 1991 Key Employee Stock Option Plan from 1,008,175 to 2,008,175;

     3. To consider and act upon a proposal to approve an amendment to the Microdyne Corporation 1993 Non-Employee Directors Stock Option Plan to provide for the additional automatic grant of non-statutory stock options, extend the expiration date of the plan, and extend the period within which options may be exercised; and

     4. To act upon such other matters as may properly come before the meeting, or any adjournment thereof.

     Holders of common shares of record at the close of business on February 15, 1996, will be entitled to vote at the meeting.

                         By Order of the Board of Directors,


                         Neal H. Sanders
                         Vice President and Corporate Secretary


3601 Eisenhower Avenue
Alexandria, Virginia 22304
February 26, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                PROXY STATEMENT

                                 INTRODUCTION

     This proxy statement and the accompanying proxy card are being mailed on or about February 26, 1996, to holders of common shares in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders of Microdyne Corporation ("Microdyne" or the "Company") to be held on March 21, 1996. Proxies are solicited to give all stockholders of record at the close of business on February 15, 1996, an opportunity to vote on matters that come before the meeting. This procedure is necessary because stockholders live in many different locations and many will find it difficult to attend. Shares can be voted only if the stockholder is present in person or is represented by proxy.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting by delivering to the Secretary of the Company a written notice stating that the proxy is revoked, by executing a proxy bearing a later date or by attending the meeting and voting in person.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

     Comments from stockholders about the proxy material or about other aspects of the Company's business are welcome and are very helpful to the Company's management in assessing stockholder sentiment. Comments should be addressed in writing to the Vice President and Corporate Secretary of the Company at 3601 Eisenhower Avenue, Alexandria, Virginia 22304.

     On December 31, 1995, there were 12,800,306 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Only holders of the Company's common stock of record at the close of business on February 15, 1996 will be entitled to vote at the meeting.

     Directors will be elected by a plurality of all the votes cast at the meeting, so long as a majority of the shares outstanding is present. The proposals to approve an increase in the number of shares available for issuance pursuant to the amended and restated Microdyne Corporation 1991 Key Employee Stock Option Plan from 1,008,175 to 2,008,175 and to approve the amendment to the Microdyne Corporation 1993 Non-Employee Directors Stock Option Plan to provide for the additional automatic grant of non-statutory stock options, extend the expiration date of the plan, and extend the period within which options may be exercised will be decided by a majority of all votes cast, so long as a majority of the shares outstanding are represented at the meeting.

     A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters.

     As of December 31, 1995, Philip T. Cunningham was the only person known by the Company to own beneficially more than 5% of the Company's common stock. Mr. Cunningham beneficially owns 6,299,946 shares, or 49.2% of the common stock outstanding on December 31, 1995.

                            ---------------------

                            THE BOARD OF DIRECTORS

     The Board of Directors of the Company consists of two members who are executive officers of the Company (Mr. Cunningham and Christopher M. Maginniss) and three non-employee members (Curtis M. Coward, Gregory W. Fazakerley, and H. Brian Thompson).

     During the period commencing October 1, 1994 and ending October 1, 1995 (fiscal 1995), there were seven meetings of the Board of Directors of the Company (including four regular and three special meetings). During such period, each of the incumbent Directors attended all of the Board meetings held while he was a Director and Committee meetings held while he served on such Committees.

     Messrs. Fazakerley (Chairman), Coward, and Thompson serve as members of the Audit Committee of the Board of Directors of the Company. The Audit Committee held one meeting during fiscal 1995. The Audit Committee is responsible for recommending and selecting the appointment of outside auditors, reviewing financial reports of the Company and performing such other functions as directed from time to time by the Board.

     Messrs. Thompson (Chairman), Coward, and Fazakerley serve as members of the Compensation Committee of the Company. The Compensation Committee held one meeting during fiscal 1995. The Compensation Committee is responsible for considering compensation of officers of the Company.

     The Board of Directors currently does not have a standing nominating committee or a committee performing similar functions. The Board will, as a matter of policy, give consideration to nominees recommended by stockholders. A stockholder who wishes to recommend a future nominee should direct his recommendation in writing to the Company's Board of Directors.

                             --------------------

                             ELECTION OF DIRECTORS
                          (ITEM 1. ON THE PROXY CARD)

     The Board of Directors intends to vote for the election as directors five individuals, all of whom currently serve as directors: Messrs. Cunningham, Maginniss, Coward, Fazakerley, and Thompson. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.

     If at the time of the meeting, one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors or, if none, the size of the Board will be reduced. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

     Directors elected at the meeting will hold office until the next annual meeting or until their successors have been elected and qualified.

     The following table sets forth, for each nominee, the nominee's age, position held with the Company, and the date such nominee became a director of the Company. Following the table is a brief description of each nominee's principal occupation for at least the past five years.

                      Position with     Director
     Name      Age    the Company         Since
-------------  ---  ----------------    ---------
Philip T.       58  Chairman of the     June 1991
Cunningham          Board, President
                    and Chief
                    Executive Officer

Christopher M.  59  Treasurer,          June 1991
Maginniss           Executive Vice
                    President and
                    Director

Curtis M.       49  Director            Oct. 1995
Coward

Gregory W.      47  Director            June 1991
Fazakerley

H. Brian        56  Director            June 1991
Thompson

     Philip T. Cunningham assumed the offices of Chairman of the Board, President and Chief Executive Officer of the Company in June 1991 upon the merger of Federal Technology Corporation (FTC) and the Company ("the Merger"). Prior to the Merger, he had served as President and Chairman of the Board of FTC since its inception in 1984. Mr. Cunningham holds an M.B.A. degree from Harvard Business School and a B.S. from Holy Cross College.

     Christopher M. Maginniss has served as Treasurer and Executive Vice President since the Merger. He had served as Executive Vice President of FTC from June 1987 until the Merger. He holds an M.S. degree from the U.S. Naval Post Graduate School and a B.A. from Colby College.

     Curtis M. Coward has been a Partner in the law firm of McGuire, Woods, Battle & Boothe L.L.P., McLean, Virginia since 1986. He is also special counsel to the Republic of Kazakstan. Previously, Mr. Coward was President and Chief Executive Officer of Air Virginia/AVAIR from 1982 to 1986 and was Chairman of the

Board of Directors of the Regional Airline Association in 1985. He is a Director of the Atlantic Council of the United States and trustee of the U.S. Naval Academy Foundation. Mr. Coward holds a J.D. from the College of William and Mary and a B.A. from Denison University.

     Gregory W. Fazakerley is Chairman and Chief Executive Officer of Development Resources, Inc., a Washington, D.C.-based real estate development firm. Mr. Fazakerley is the managing general partner of C/G Investments, a real estate partnership; President of the District of Columbia Building Industry

     Association; and a member of the Board of Directors of the YMCA of the Greater Metropolitan Washington area. Mr. Fazakerley is a graduate of the American University in Washington, D.C.

     H. Brian Thompson is Chairman of the Board and Chief Executive Officer of LCI International, a world-wide long distance telecommunications company with corporate headquarters in McLean, Virginia. Previously, Mr. Thompson served as Executive Vice President at MCI Communications Corporation, was the President of Subscription Television of America, and spent nine years with McKinsey and Company, an international management consulting firm. He is a director of Comcast UK Cable Partners and is a trustee of Capitol College. Mr. Thompson holds an M.B.A. from Harvard Business School and a B.S. from the University of Massachusetts.
                            --------------------

           APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED
       FOR ISSUANCE UNDER THE AMENDED AND RESTATED MICRODYNE CORPORATION
                      1991 KEY EMPLOYEE STOCK OPTION PLAN
                          (ITEM 2. ON THE PROXY CARD)

INTRODUCTION

     The amended and restated Microdyne Corporation 1991 Key Employee Stock Option Plan (the "1991 Plan") is intended to provide a means for selected key management employees of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company (references to the "Company" in this section include any parent and subsidiary corporation).

     As originally adopted and subsequently amended, the 1991 Plan provided for a maximum authorization of 1,008,175 shares of common stock that could be issued with respect to options and awards.

     Since the original adoption of and subsequent amendments to the 1991 Plan, options for 653,199 shares have been granted under the plan, leaving 354,976 shares available for future issuance as of December 31, 1995.

     On January 26, 1996, the Board again determined that additional shares under the 1991 Plan would be appropriate in order to fully implement the objectives for which the 1991 Plan was adopted. On that date, the Board adopted, subject to stockholder approval, an amendment to the 1991 Plan which increased the number of shares available under the 1991 Plan by 1,000,000 shares. The issuance of 1,000,000 shares pursuant to the exercise of such options would result in an approximate 7% dilution of the percentage ownership interest of existing stockholders.

     The principal features of the 1991 Plan are summarized below. This summary is qualified by reference to the complete text of the 1991 Plan.

GENERAL

     The 1991 Plan as amended authorizes the reservation of 2,008,175 shares of common stock for issuance pursuant to incentive awards. Such incentive awards may be only in the form of stock options. Unless sooner terminated by the Board of Directors, the 1991 Plan will terminate on February 4, 2001. No incentive awards may be made under the 1991 Plan after termination.

     If an incentive award is cancelled, terminates or lapses unexercised, any unissued shares allocable to such incentive award may be subjected again to an incentive award.

     Adjustments will be made in the number of shares which may be issued under the 1991 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of common stock or the future creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock.

ELIGIBILITY

     All present and future employees of the Company who hold positions with management responsibilities are eligible to receive incentive awards under the 1991 Plan. The Company estimates that it has approximately 60 such employees (eight of whom are executive officers).

ADMINISTRATION

     The 1991 Plan is administered by the Compensation Committee, none of the members of which is eligible to participate in the 1991 Plan. The committee has the power and complete discretion to determine when to grant incentive awards, which eligible employees will receive incentive awards, and the number of shares to be allocated to each incentive award. The committee may impose conditions on the exercise of options and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to an incentive award.

STOCK OPTIONS

     Options to purchase shares of common stock granted under the 1991 Plan may be incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Code, while nonstatutory stock options do not. The option price of common stock covered by a stock option may not be less than 100% (or, in the case of an incentive stop option granted to a 10% stockholder, 110%) of the fair market value of the common stock on the date of the option grant.

     The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1991 Plan or any other similar plan maintained by the Company is limited to $100,000.

     Options may only be exercised at such times as may be specified by the committee; provided, however, that an option may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date on which the incentive stock option was granted, (ii) the expiration of 90 days after the optionee's termination of employment with the Company for reasons other than cause (as defined in the 1991 Plan), death or disability, or (iii) one year from the optionee's termination of employment on account of death or disability. No option granted under the 1991 Plan may be exercised within the first six months from the date it is granted.

     If the option so provides, an optionee exercising an option may pay the purchase price in cash; by delivering or causing to be withheld from the option shares, shares of common stock; by delivering a promissory note; or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

CHANGE IN CONTROL

     The 1991 Plan provides that, notwithstanding any provisions to the contrary in the option agreement, options would become immediately and fully exercisable upon a Change in Control. For purposes of the 1991 Plan, a "Change in Control" occurs (i) when a person (or group of persons acting in concert) acquires 20% or more of the common stock, (ii) when there is a change in the composition of two-thirds of the Board of Directors when compared with those who are currently serving and any new members whose nomination or election is approved by a majority of the current Board or (iii) when the stockholders of the Company approve a reorganization, merger, consolidation or other transaction which results in the stockholders of the Company prior to such transaction owning less than 40% of the corporation resulting from the transaction. Exceptions are made to the first change of control definition when (i) the acquiror obtains its shares directly from the Company, (ii) the acquiror is the Company, a Company subsidiary or a Company employee benefit plan or (iii) the acquiror is a corporation which immediately after such acquisition is owned by persons who were formerly the stockholders of the Company and such persons hold shares in the acquiror in substantially the same proportion as they previously held in the Company.

TRANSFERABILITY OF INCENTIVE AWARDS

     No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of decent and distribution. All rights granted to a participant under the 1991 Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the 1991 Plan.

AMENDMENT OF THE 1991 PLAN AND INCENTIVE AWARDS

     The Board may amend the 1991 Plan in such respects as it deems advisable; provided that the stockholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1991 Plan, (ii) materially increase the number of shares of common stock that may be issued under the 1991 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1991 Plan. Incentive awards granted under the 1991 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the 1991 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     An employee will not incur Federal income tax when he is granted a nonstatutory stock option or an incentive stock option.

     Upon exercise of a nonstatutory stock option, an employee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the common stock on the date of the exercise and the option price. The committee has authority under the 1991 Plan to include provisions in an option allowing the employee to elect to have a portion of the shares he would otherwise acquire upon exercise of an option withheld to cover his tax liabilities if permissible under Rule 16b-3. The election will be effective only if approved by the committee and made in compliance with other requirements set forth in the 1991 Plan. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax.

     An employee may deliver shares of common stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options. In some cases, such as the exercise of a nonstatutory option, the Company's deduction is contingent upon the Company's meeting withholding tax requirements. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of common stock received upon exercise in violation of the holding period requirements.

     This summary of Federal income tax consequences of nonstatutory stock options and incentive stock options does not purport to be complete, and is based upon interpretations of the existing laws, regulations and rulings which could be materially altered with enactment of any new tax legislation. There may also be state and local income taxes applicable to these transactions. Holders of incentive awards should consult their own advisors with respect to the application of the laws to them and to understand other tax consequences of the awards including possible income deferral for insiders, alternative minimum tax rules, taxes on parachute payments and the tax consequences of the sale of shares acquired under the 1991 Plan.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED MICRODYNE CORPORATION 1991 KEY EMPLOYEE STOCK OPTION PLAN IS IN THE BEST INTEREST OF ALL STOCKHOLDERS AND RECOMMENDS A VOTE "FOR " THE INCREASE.

                            ---------------------
                   APPROVAL OF AN AMENDMENT TO THE MICRODYNE
           CORPORATION 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                          (ITEM 3. ON THE PROXY CARD)

INTRODUCTION

     The Board of Directors of the Company is submitting to the Stockholders for their approval and for adoption an amendment (the "Amendment") to the 1993 Non-Employee Directors Stock Option Plan (the "Directors Plan") which was approved by the Board of Directors by unanimous written consent effective January 26, 1996. The adoption of the Amendment is subject to and contingent on the approval by the affirmative vote of a majority of all votes cast at the Annual Meeting. If the Stockholders do not approve and adopt the Amendment, the Directors Plan will remain in force in its present form.

THE AMENDMENT

     The Directors Plan in its current form provides for the automatic one time grant to each non-employee director of an option to acquire 30,000 shares of the Company's common stock, which option is not fully exercisable until two years after the date such option is granted. The Amendment as adopted by the Board provides for additional automatic annual grants of options to acquire 5,000 shares of the Company's common stock (the "Annual Options") to each non-employee director whose original 30,000 share grant under the Directors Plan has become fully exercisable. Such option shall be automatically granted on the date each year that the Company's Annual Meeting of the Stockholders is held at which the respective non-employee director is elected by the Stockholders as a director for the ensuing year, beginning with the Annual Meeting scheduled for March 21, 1996. Two of the Company's three current non-employee directors are eligible to receive an automatic grant this year upon approval of the Amendment.

     The Amendment provides that the Annual Options shall be granted with an exercise price equal to 100% of the fair market value of the underlying common stock on the date of grant. The

Amendment also provides that the Annual Options shall become fully exercisable in the same manner as the original options granted under the plan, that is one-third upon date of grant, one-third one year later and the remaining one-third two years after the date of grant.

     The Amendment also extends the expiration date of the Directors Plan from January 21, 1999 to January 21, 2004, subject to earlier termination (as the plan presently provides) by the Board of Directors. In addition, the Amendment extends, from four to ten years, the period within which options under the Directors Plan, including those outstanding, may be exercised.)

     In all other respects, the Directors Plan would not be changed.

DESCRIPTION OF PLAN

General

The Directors Plan, adopted by the stockholders at the annual meeting in 1993, is designed to encourage ownership in the Company by non-employee members of the Board of Directors in order to promote long-term stockholder value and to provide non-employee members of the Board of Directors with an incentive to continue as directors of the Company. The Directors Plan currently authorizes the grant to each eligible member of the Company's Board of Directors of a non-statutory stock option to purchase 30,000 shares of the Company's common stock, successive thirds of which are exercisable on the date of grant, and one and two years after the grant date, respectively. As amended, the Directors Plan will provide for the additional automatic annual grant of non-statutory stock options to acquire 5,000 shares of the Company's common stock to non-employee directors whose original options under the Directors Plan have become fully exercisable which pursuant to the Directors Plan will take at least two years.

     The Directors Plan currently will terminate upon the earlier of (i) the adoption of a resolution of the Board terminating the plan, or (ii) January 21, 1999. If approved, the Amendment to the Directors Plan will extend the termination date, subject to earlier Board termination, to January 21, 2004.

     Options with respect to an aggregate of 300,000 shares of the Company's Common Stock may be granted pursuant to the Directors Plan. To date, options to purchase 120,000 shares of the Company's common stock have been granted under the Directors Plan, 30,000 each to four non-employee directors, three of whom currently serve on the Board. None of the options to purchase 90,000 shares of common stock held by the current non-employee directors have been exercised, although options to purchase 70,000 of such shares are currently exercisable. Presently no additional options may be granted to the non-employee directors under the Directors Plan

Eligibility

     A director is eligible to receive an option under the Directors Plan if the director: (i) at any relevant time under the Directors Plan, does not own or control, directly or indirectly, more than 5% of the outstanding shares of the Company's common stock, and (ii) is not otherwise an employee of the Company or any subsidiary for a period of at least one year before the date of grant of an option under the Directors Plan. Each eligible director of the Company on the effective date of the Directors Plan (January 21, 1993), of which there were three, automatically received an option to purchase 30,000 shares of the Company's common stock. Thereafter, each eligible director newly elected to the Company's Board, of which there has been one, automatically receives upon the date of his or her election an option to purchase 30,000 shares of the Company's common stock. No single director is currently entitled to receive options for more than 30,000 shares of the Company's common stock pursuant to the Directors Plan. If an any time there are not sufficient shares available under the Directors Plan to fully permit the automatic option grants described herein, the option grant will be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

     Options granted under the Directors Plan may be exercisable as to one-third of the number of shares on the date of grant, and as to an additional one-third of the number of shares on each succeeding anniversary of the date of grant until fully exercisable. Annual Options granted pursuant to the Directors Plan, as amended, will vest in the same fashion. Presently, no option granted under the Directors Plan may be exercised (i) after the expiration of four years from the date the option is granted and (ii) unless such optionee is a director of the Company or ceased to be a director of the company no more than twelve months prior to the exercise date. If approved, the

Amendment will extend to ten years from the grant date the period during which options under the Directors Plan may be exercised. The Amendment will not change the requirement that an optionee must either be a director or have been a director within the last twelve months to exercise an option granted under the Directors Plan.

     The Directors Plan requires that the exercise price of options granted thereunder be 100% of the fair market value of the shares on the date the option is granted.

Administration

     The Directors Plan is administered by the Board. Grants of options under the Directors Plan are automatic, however, the Board has certain powers vested in it by the terms of the Directors Plan including, without limitation, the authority (within the limitations described therein) to prescribe the form of the agreement embodying the awards of options under the Directors Plan, to construe the plan, to determine all questions arising under the plan, and to adopt and amend rules and regulations for administration of the plan as the Board may deem desirable. Decisions of the Board in administering the Directors Plan are to be final and conclusive. The Board may act only by a majority of its members in office, except members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board.

Transferability of Options

     The rights of an optionee under the Directors Plan may not be assigned or transferred other than by will or the laws of descent and distribution.

Amendment of the Directors Plan

     The Board may suspend or discontinue the Directors Plan or revise or amend the Plan in any respect, provided, however, that without approval of the Company's stockholders no revision or amendment may increase the number of shares subject to the Directors Plan or materially increase the benefits accruing to participants under the plan.

Federal Tax Consequences of the Directors Plan

     The Directors Plan provides for the granting of non-statutory options which do not qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A director who receives an option under the Directors Plan will not be deemed to have received any income at the time the option is granted; however, the director will recognize ordinary income in the year any part of the option is exercised in an amount equal to the difference between the exercise price of the shares purchased and the fair market value of such shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Special rules may apply if an optionee pays part or all of the exercise price of an non-statutory option by tendering shares of the Company's common stock.

     The summary of Federal income tax consequences of non-statutory stock options does not purport to be complete, and is based upon interpretations of existing laws, regulations and rulings which could be materially altered with enactment of new tax legislation. There may also be state and local taxes applicable to these transactions.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE MICRODYNE CORPORATION 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT.
                            --------------------


                              EXECUTIVE OFFICERS

     The current executive officers of the Company are: Philip T. Cunningham, Chairman of the Board, President, and Chief Executive Officer; Christopher M. Maginniss, Executive Vice President and Treasurer; R. Dale D'Alessio, Senior Vice President of Sales and Marketing; A. Ralph Mason, Senior Vice President of Business Development; David Laposata, Vice President of Operations; Neal H. Sanders, Vice President and Corporate Secretary; Marshall Ellison, Controller and Assistant Treasurer; Christian J. Spitz, Vice President of Aerospace Telemetry; and Michael Van Patten, Vice President - Product Marketing and Engineering.

     There are no family relationships among any of the executive officers, directors, or persons nominated to become directors of the Company. The executive officers are chosen annually at the first meeting of the Board of Directors following the annual meeting of stockholders and serve for one year and until their successors are chosen and qualify.

     The previous identification of directors sets forth the age and business experience of, and certain other information regarding, Mr. Cunningham and Mr. Maginniss.

     R. Dale D'Alessio, 42, is currently Senior Vice President of Sales and Marketing. He joined FTC in 1985 as Director of Corporate Planning and Development. He became Vice President in 1987 and assumed the same offices with the Company at the time of the Merger. He was appointed Secretary in 1991 (a position held until November 1994) and Senior Vice President of Sales and Marketing in 1992. Mr. D'Alessio graduated from Monmouth College in 1976 and holds a J.D. degree from George Mason University.

     A. Ralph Mason, 53, is currently Senior Vice President of Business Development. He joined FTC in 1986 as Director of Sales. He served as Vice President of Sales from 1988 to 1991, when he was promoted to Senior Vice President. Mr. Mason graduated in 1978 from Southwest Louisiana Tech.

     David G. Laposata, 31, is currently Vice President of Operations. He joined FTC in 1987 as a pricing analyst. From 1990 to 1991 he was Assistant Vice President in the Company's Systems Integration and Services division. He was appointed Vice President and Assistant to the President in 1992. He assumed his present position in 1993. Mr. Laposata graduated from Indiana University of Pennsylvania in 1986.

     Neal H. Sanders, 46, is currently Vice President and Corporate Secretary. He joined Microdyne in 1992 as Vice President - Corporate Communications. Mr. Sanders was appointed Secretary in November 1994. Prior to joining the Company, he was Director of Investor Relations for Occidental Petroleum from 1990 to 1991, and Director of Corporate Communications for Bolt Beranek and Newman, Inc. from 1982 to 1990. Mr. Sanders received his B.S. from the University of Florida in 1971.

     Marshall Ellison, 40, is currently Controller and Assistant Treasurer. He joined FTC in 1990 as its Controller and assumed that office with the Company at the time of the Merger. Mr. Ellison was appointed Assistant Treasurer in 1991. He served as Vice President of Finance for Intercap Graphics Systems from 1988 to 1989. Mr. Ellison received his B.A. from the University of Virginia in 1977 and his MBA from the University of Pennsylvania's Wharton School in 1981.

     Christian J. Spitz, 43, has served as Vice President of Aerospace Telemetry since 1993. Previously, he was Vice

President of Finance at Development Resources, Inc. from 1986 to 1993. Mr. Spitz holds a B.A. from the University of Dayton and is a Certified Public Accountant.

     Michael Van Patten, 42, has served as Microdyne's Vice President - Product Marketing and Engineering since 1994. He has over 20 years of experience in sales, marketing and technical management positions. Prior to joining Microdyne, he held several senior level sales and marketing positions at Xircom Corporation from 1991 to 1994. Mr. Van Patten holds a B.S. and an M.B.A. from George Mason University.

                             --------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1995, the number of shares and percentage of the Company's common stock owned by all persons known by the Company to own beneficially more than 5% of the Company's common stock, by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. This information has been obtained in part from such persons and in part from the Company's records. Each person has sole voting and investment power with respect to the shares indicated except for shares which may be acquired upon exercise of options and as otherwise noted.

                            Common
                            Shares    % of
          Name            Owned(1)      Class
-----------------------  ----------     -----
Philip T. Cunningham     6,299,946(2)   49.2%

Christopher M. Maginniss   143,701       1.1%

Curtis M. Coward            10,000        *

Gregory W. Fazakerley       33,000(3)     *

H. Brian Thompson           39,000(4)     *

R. Dale D'Alessio           33,536        *

A. Ralph Mason               3,378        *

David G. Laposata           27,313        *

All Directors and        6,612,406      50.5%
Executive Officers as
a Group (12 persons)

--------------------

* Less than 1%.


(1) Includes shares that would be issued pursuant to the exercise of stock options that are able to be exercised within 60 days, as follows: Mr. Maginniss, 143,701 shares; Mr. Coward, 10,000 shares; Mr. Fazakerley, 30,000 shares; Mr. Thompson, 30,000 shares; Mr. D'Alessio, 33,536 shares; Mr. Mason, 3,378 shares; and Mr. Laposata, 26,313 shares.

(2) Includes 894,763 shares held in a trust of which Mr. Cunningham is trustee.

(3) Includes 3,000 shares beneficially owned by a trust for Mr. Fazakerley's son of which Mr. Fazakerley is a co-trustee (Mr. Fazakerley shares voting and dispositive power with respect to such shares).

(4) Includes 5,000 shares directly owned by Mr. Thompson, 2,000 shares beneficially owned by Mr. Thompson's spouse as trustee for Mr. Thompson's son, and 2,000 shares beneficially owned by Mr. Thompson's spouse as trustee for Mr. Thompson's daughter. Mr. Thompson disclaims beneficial ownership of the shares held in trust for his son and daughter.

                             --------------------

                          SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below sets forth individual compensation information for the Chief Executive Officer and the four other most highly paid executive officers at October 1, 1995, for services rendered in all capacities during the fiscal years ended October 1, 1995, September 30, 1994, and September 30, 1993.

                                                                      Long-
                                                                       term
                                                                     Compen-
                                  Annual Compensation                 sation
                     ---------------------------------------------    ------

 Name and                                                  Other     Options
 Principal                                                Annual     Awarded
 Position           Year       Salary($)     Bonus($)   Comp.($)(1)  (Shares)
----------          ----     ------------- -----------  -----------  --------
Philip T.           1995       251,250       250,000      200,000(2)
 Cunningham         1994       222,500       230,000      200,000(2)
 (CEO)              1993       200,000        75,000      200,000(2)

Christopher         1995       209,625       175,000                 25,000
 M. Maginniss       1994       186,729       165,000                 46,000
 (EVP)              1993       162,000        40,625

R. Dale             1995       185,000        96,022                 30,000
 D'Alessio          1994       175,625        13,535                 30,000
 (Sr. VP)           1993       147,500             0

A. Ralph            1995       175,000        99,206
 Mason              1994       175,000        68,890                 10,000
 (Sr. VP)           1993       150,000             0

David G.            1995       150,000        27,459
 Laposata           1994       130,000        15,652                 75,000
 (VP)               1993       110,000             0


(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Compensation pursuant to Mr. Cunningham's Noncompetition Agreement.

                                 OPTION TABLES

     The following table provides information concerning each grant of options to purchase the Company's common stock during fiscal year 1995 to persons named in the Summary Compensation Table. There were no stock appreciation rights (SARs) granted.

                       Option Grants in Last Fiscal Year


                                                        Potential
                                                        Realizable
                                                         Value at
                                                       Assumed Annual
                                                          Rates of
                           % of Total                   Stock Price
                            Options                     Apprec. for
                           Granted to                   Option Term
                 Number    Employees   Exer.            ------------
               of Options  in Fiscal   Price   Expir.
        Name    Granted(1)     Year    ($/sh.)  Date   5%($)   10%($)
     ---------- ----------- ---------  ------- ------  ------  ------
     Philip T.      None
      Cunningham

     Christopher    25,000     9.3     4.25  10/01/99  66,750 169,335
      M. Maginniss

     R. Dale        30,000    11.2     8.69  11/22/99 164,100 415,000
      D'Alessio

     A. Ralph       None
      Mason

     David G.       None
      Laposata


(1) All are exercisable from date of grant as follows: one-third after one year, two-thirds after two years, and 100% after three years.

     The following table depicts option exercise activity in the last fiscal year and fiscal year-end option values with respect to each of the executive officers named in the Summary Compensation Table. The value of unexercised in-the-money options at October 1, 1995 equals the market value of the underlying common stock at October 1, 1995 minus the exercise price. The fair market value of Microdyne common stock at October 1, 1995 was $25.375.


        Aggregated Option Exercises in the Fiscal Year Ended October 1,
                    1995 and October 1, 1995 Option Values


                                                                    Value of
                      Shares                       Unexercised   In-the-Money
                     Acquired        Value          Options        Options
        Name        on Exercise     Realized       at 10/01/95    at 10/01/95
     ----------     -----------    ----------     -------------  -------------
     Philip T.         None           None            None            None
      Cunningham

     Christopher M.   75,000       1,268,498        140,368 E    $3,146,954 E
      Maginniss                                      47,334 U     1,005,140 U

     R. Dale         178,999       2,202,529         30,203 E    $  504,990 E
      D'Alessio                                      20,000 U       423,750 U

     A. Ralph        178,300       2,385,800             45 E    $      925 E
      Mason                                           6,667 U       137,090 U

     David G.         48,000         574,459          9,647 E    $  197,657 E
      Laposata                                       58,333 U     1,074,791 U


     E = Exercisable               U = Unexercisable


                             --------------------

                             DIRECTOR COMPENSATION

     Directors of the Company who are not also officers receive $1,000 per meeting, whether regularly scheduled or special; $500 for telephone meetings; and reimbursement of reasonable expenses incurred in attending meetings. Directors who are not also executive officers receive, in addition to the foregoing fees and expense reimbursements, a quarterly fee of $4,000.

                             --------------------


                   EMPLOYMENT AND NONCOMPETITION AGREEMENTS

EMPLOYMENT AGREEMENT

     Effective June 21, 1991, the date of the merger between the Company and Federal Technology Corporation, the Company entered into an Executive Employment Agreement with Mr. Cunningham. Under the terms of the Executive Employment Agreement, Mr. Cunningham became the Company's Chairman of the Board, President and Chief Executive Officer. The employment agreement had a term of three years with an initial base annual salary of $200,000. On October 24, 1995, the Company entered into a new Executive Employment Agreement with Mr. Cunningham with respect to the same positions at an initial base salary of $275,000, which may be adjusted upward by the Board of Directors. The agreement also provides, among other things, that Mr. Cunningham was eligible to participate in discretionary bonuses authorized and declared by the Board of Directors. Mr. Cunningham's employment could be terminable (i) upon his death or (ii) by the Company in the event he became permanently disabled, in which case Mr. Cunningham would be entitled to certain salary continuation rights. The agreement expires in 1999.

NONCOMPETITION AGREEMENT

     On June 21, 1991, Mr. Cunningham entered into a Noncompetition Agreement with the Company pursuant to which he agreed that, during the term of the agreement, he would not, among other things, participate in any manner described in the agreement in any business which competes with the Company's. This Noncompetition Agreement was extended on June 21, 1995 for an additional term of four years. The Noncompetition Agreement also generally prohibits Mr. Cunningham from soliciting business from certain customers and suppliers of the Company and from disclosing certain information about the Company. The

Noncompetition Agreement provides for the payment to Mr. Cunningham of $200,000 per year commencing June 21, 1995 and continuing for four years thereafter, unless Mr. Cunningham fails to comply with certain of the covenants set forth in the agreement. Mr. Cunningham is entitled to continue to receive the payments under the Noncompetition Agreement notwithstanding termination of his employment for any reason.

                             --------------------



                      BOARD COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The members of the Committee are Messrs. Fazakerley, Coward and Thompson, none of whom is a past or present employee of the Company. There are four primary elements to the executive compensation program: salary, annual bonuses, long-term incentive compensation, and fringe benefits.

     This program is designed to provide a direct relationship between executive compensation and corporate performance. The intent is to enhance shareholder value by means of an executive program that attracts, retains, and rewards executive officers who contribute to the Company's success. The primary quantitative measures of corporate performance are revenues, margins, and earnings per share. The Committee may consider significant qualitative factors such as the achievement of corporate goals and the general business environment.

Salary

     The Compensation Committee establishes the salary for the top five highly compensated executives. The Chief Executive Officer sets salary levels for all other executives based on the guidelines set by the Compensation Committee. In all cases, the levels set will be based on the responsibilities and duties of the position, comparative industry salary structure for similar positions, and individual performance. Compensation for specific functional roles such as sales, business development, operations, and finance is based on the Company's overall performance as well as the executive's direct contribution to the corporation. Examples of the factors to be evaluated include divisional sales and contribution goals, development or acquisition of new business or product lines, significant cost reductions resulting in improved profitability, or other similar actions that enhance shareholder value.

Performance Bonuses

     The Compensation Committee sets the bonuses for the top five highly compensated executives. The Chief Executive Officer sets bonus levels for all other executives consistent with individual performance each year. The Company's bonus system is designed to be flexible to meet changes in the Company's needs and the corporate environment. The payment of bonuses is used to motivate employees to produce favorable short-term results. The same business factors that are used to establish salary are also used for setting bonuses, but different weight may be applied to various factors in setting bonuses. The Compensation Committee's responsibility is to review annually the measures by which corporate bonuses will be granted.

Long-Term Incentive Compensation

     Long-term incentives for executives are provided by grants under the Microdyne Key Employee Stock Option Plan. Stock options and stock ownership serve to align the financial interests of management with those of the shareholders. Stock options provide executives with an incentive to increase the long-term profitability of the Company and the value of its stock. Such options generally will become exercisable over a period of years from the date of grant. The number of options to be granted to any employee is determined by the Compensation Committee based on recommendations from the Chief Executive Officer.

Fringe Benefits and Perquisites

     To provide competitive compensation and to enhance executive performance, the Company provides fringe benefits and perquisites to executives. The fringe benefits are evaluated as part of an executive's overall compensation package, and include those items deemed appropriate for the Company's size and those benefits that are common in the community. In addition to the normal fringe benefits, the Compensation Committee has specifically authorized the following fringe benefits.

     Loans to executives may be made from time to time. In general, loans are limited to short-term bridge loans or to amounts consistent with appropriate executive compensation levels. The loan must provide for reasonable interest and repayment terms. Loans may be authorized by the Chief Executive

Officer up to 125% of the executive's salary. Larger loans must be approved by the Compensation Committee.

     Life insurance for executives may be provided on a group or individual basis. Life insurance programs may include key man, group insurance, individual life insurance for estate planning, and split-dollar life insurance. Any life insurance program that involves a substantial expenditure of corporate funds must be approved by the Compensation Committee.

Chief Executive Officer Compensation

     Compensation decisions for all executives, including Mr. Cunningham, are generally based on the criteria described in the above sections. The Committee also considers pertinent industry data on the level of compensation paid to executive officers in other companies, including those of comparable size and which are direct competitors, and of companies that are larger in size but whose markets are the Company's targets for growth. After a general review of the performance of those companies compared to the Company, the Committee concluded that additional compensation for Mr. Cunningham was justified.

     In setting Mr. Cunningham's compensation for fiscal 1995, the Committee gave considerable weight to the objectives Mr. Cunningham had outlined in the Company's 1994 Annual Report. They were to:

          - Search out acquisitions that provide both growth and a high potential for return on investment;

          - Grow the Company's share of its served markets through internal growth and significantly expand our presence in those served markets offering the highest growth;

          -    Improve gross margins by aggressively reducing product costs;

and

          - Continue to cap operating expenses, so as to bring gross margin improvement to the pre-tax line.

     Each of these objectives was achieved by the Company during the fiscal year. First and foremost, under Mr. Cunningham's leadership, the Company's operating results improved dramatically in fiscal 1995. Sales rose 68% and net earnings rose by 174%.

     Mr. Cunningham was instrumental in improving the Company's profitability ratios. Key to that success was meeting the goal of lowering SG&A expense in fiscal 1995 as a percentage of sales, which in turn boosted both pretax and after-tax profitability ratios.

     He led the Company towards its goal of broadened distribution channels. The Company added new, important distributors while increasing sales to its existing distribution base.

     In recognition of his contribution, the Committee increased Mr. Cunningham's annual salary from $222,500 in fiscal 1994 to $251,250 in fiscal 1995, and awarded him a $250,000 bonus. This salary adjustment and bonus also reflected that Mr. Cunningham did not participate in the Company's stock option program for executives.

     The Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers. The Company may deduct certain types of compensation paid to any of these individuals only to the extent that during any fiscal year such compensation does not exceed one million dollars. The Compensation Committee believes that such limitation will not apply to the compensation to be paid by the Company to its executive officers for the foreseeable future and no modifications have been made in the Company's compensation programs due to these limits.

                                      H. Brian Thompson, Chairman
                                      Curtis M. Coward
                                      Gregory W. Fazakerley

                             --------------------


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Curtis M. Coward, a Director of the Company and a member of the Compensation Committee, is a partner of the law firm McGuire, Woods, Battle & Boothe, L.L.P., outside corporate counsel to the Company.

                             --------------------

                              PERFORMANCE GRAPH

     The table below compares the performance over a five-year period of the Company's common stock to that of the Russell 2000, a broad market index, and the Russell Technology Group. It assumes that $100 is invested in the Company's common stock, the Russell 2000, and the Russell Technology Group on September 30, 1990, and that all dividends were reinvested. In aggregate, the Company's stock has increased 712% since September 30, 1990. The Russell 2000 index, compiled by the Frank Russell Company of Tacoma, Washington, shows the total return (share price plus reinvested dividends) of 2,000 publicly-traded small- and mid-capitalization companies. The Russell 2000 has increased 127% over the five-year period ended October 1, 1995. The Russell Technology Group, also compiled by the Frank Russell Company, is a subset of approximately 285 companies within the Russell 2000, and is also a total return index. From September 30, 1990 to October 1, 1995, the Russell Technology Group increased 334%. The Company is a component of both indices.



                                                                        As of
                                           As of September 30         October 1
                           ----------------------------------------   ---------
                            1990     1991     1992     1993    1994    1995

Microdyne                  100.00   300.00   196.00   148.00  152.00   812.00
Russell 2000               100.00   145.08   158.05   210.46  216.09   226.57
Russell Technology Group   100.00   157.42   169.61   247.07  267.74   433.96





Notes:

- Microdyne has not paid dividends during the past five years. Microdyne Corporation data represent the closing prices of the Company's common stock on September 30, 1990 ($3.125, which has been established as 100 on the index) and for each succeeding September 30 through 1994 and October 1, 1995. Those prices and the respective index points are: 1991:
       $9.375 (300.0); 1992: $6.125 (196.0); 1993: $4.625 (148.0); 1994: $4.75
       (152.0); and 1995 $25.375 (812.0). Microdyne data courtesy of NASDAQ.

- The Russell 2000 index points are as follows: September 30, 1990: 100.0; September 30, 1991: 145.08; September 30, 1992: 158.05; September 30,
       1993: 210.46; September 30, 1994: 216.09; and October 1, 1995: 266.57.
       Russell 2000 data courtesy of Frank Russell Co.

- The Russell Technology Group index points are as follows: September 30, 1990: 100; September 30, 1991: 157.42; September 30, 1992: 169.61;
       September 30, 1993: 247.07; September 30, 1994: 267.74; and October 1,
       1995: 433.96. Russell Technology Group data courtesy of Frank Russell
       Co.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1995, Philip T. Cunningham, Chairman and Chief Executive Officer of the Company, was indebted to the Company for advances made to finance certain educational costs. Mr. Cunningham's largest outstanding loan balance during fiscal 1995, as well as the balance at October 1, 1995, was $77,000. Mr. Cunningham's borrowings, which carry a stated interest rate of 8%, will be repaid in fiscal year 1996. A. Ralph Mason, Senior Vice President
- Business Development, was indebted to the Company for advances made to finance a real estate purchase. Mr. Mason's largest outstanding loan balance during fiscal 1995 and balance at October 1, 1995 were $150,000 and $91,000, respectively. Mr. Mason's borrowings will be repaid according to a payment schedule which will be completed at the end of calendar year 1996.

                             --------------------

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's common stock file initial reports of ownership of common stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

     Executive officers, directors, and stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such copies and other records available to the Company, all such forms were timely filed during the fiscal year ended October 1, 1995.

                             --------------------

                   OTHER MATTERS TO COME BEFORE THE MEETING

     In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which stockholders will have an opportunity to ask questions about the business of the Company.

     If any matter not described in this proxy statement should come before the meeting, the Board of Directors will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Board of Directors knew of no other matters which might be presented for stockholder action at the meeting.

                      -----------------------------------

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals intended for inclusion in next year's proxy statement should be sent to the General Counsel of the Company at 3601 Eisenhower Avenue, Alexandria, Virginia 22304, and must be received by September 22, 1996.

                      -----------------------------------

                       INDEPENDENT PUBLIC ACCOUNTANTS

          Grant Thornton LLP serves as the independent public accountant of the Company. Representatives of Grant Thornton are expected to be present at the meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions,


                      -----------------------------------

                               OTHER INFORMATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies in person or by telephone. No additional compensation will be paid to directors, officers, or regular employees for such services. Arrangements will be made with banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons or firms, and the Company will reimburse such persons of firms for reasonable out-of-pocket expenses incurred by them in so doing. The Company also has retained Beacon Hill Partners to aid in the solicitation of proxies, at an estimated cost of $3,000 plus reimbursement of reasonable out-of-pocket expenses.

                            --------------------

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                              Neal H. Sanders
                              Vice President and Corporate
                              Secretary


February 26, 1996

 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICRODYNE CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 21, 1996


The undersigned appoints Christopher M. Maginniss or Neal H. Sanders, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of Microdyne Corporation on March 21, 1996, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement.

1.  ELECTION OF DIRECTORS

    / / FOR the FIVE nominees lited below                / / WITHHOLD AUTHORITY to vote
        (except as marked to the contrary below)             for the FIVE nominees listed below

        Philip T. Cunningham, Christopher M. Maginniss, Curtis M. Coward, Gregory W. Fazakerley, and H. Brian Thompson

INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

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2.  Proposal to approve an amendment of the amended and restated Microdyne
    Corporation 1991 Key Employee Stock Option Plan.

    / / FOR this proposal     / / AGAINST this proposal     / / ABSTAIN

3. Proposal to approve an amendment to the Microdyne Corporation 1993 Non-Employee Directors Stock Option Plan.

    / / FOR this proposal     / / AGAINST this proposal     / / ABSTAIN

4. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.


                                       PLEASE DATE, SIGN, AND RETURN PROXY
                                       PROMPTLY.  Receipt of Notice of Annual
                                       Meeting and Proxy Statement is hereby
                                       acknowledged

                                       --------------------------------------
                                               Shareholder's signature




                                       --------------------------------------
                                               Joint Holder's Signature
                                                   (If applicable)

                                       Date:_________________________________

When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 2. and 3. and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.